Exhibit 8.2

[Letterhead of Sullivan & Cromwell LLP]

February 26, 2015

GS Finance Corp.,

200 West Street,

New York, New York 10282.

The Goldman Sachs Group, Inc.,

200 West Street,

New York, New York 10282.

Ladies and Gentlemen:

As counsel to GS Finance Corp. (the “Company”) and The Goldman Sachs Group, Inc. (the “Guarantor”) in connection with the registration under the Securities Act of 1933 of the Company’s debt securities, warrants and units (the “Securities”) and the guarantee thereof by the Guarantor pursuant to the Prospectus of the Company and the Guarantor which forms a part of the Registration Statement of the Company and the Guarantor to which this opinion is filed as an exhibit, we hereby confirm to you that the discussion set forth under the heading “United States Taxation” therein is our opinion, subject to the qualifications and limitations set forth therein.

We hereby consent to the filing of this opinion and its incorporation by reference as an exhibit to the Registration Statement and to the reference to us under the heading “United States Taxation” in the Prospectus. In addition, if a prospectus supplement relating to the offer and sale of any particular Security is prepared and filed by the Guarantor or the Company with the Securities and Exchange Commission on a future date and the prospectus supplement contains our opinion and a reference to us, this consent shall apply to our opinion and the reference to us in substantially such form. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Sullivan & Cromwell LLP